Exhibit 10.1

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of November 1, 2021, is by and among Vertiv Holdings Co, a Delaware corporation (the “Company”), each of the Holders listed on Schedule A attached hereto (the “Initial Holders”), and the other Holders from time to time parties hereto.

RECITALS:

WHEREAS, this Agreement is being entered into pursuant to the Sale and Purchase Agreement, dated as of September 8, 2021, by and among Vertiv Holdings Ireland DAC, a private company limited by shares incorporated in Ireland (registered no. 702477), having its registered office at 70 Sir John Rogerson’s Quay, Dublin 2, Ireland; Vertiv International Holding Corporation, an Ohio corporation; the Company; and the Sellers (as may be amended from time to time, the “Purchase Agreement”);

WHEREAS, in connection with the closing of the transactions contemplated by the Purchase Agreement, on the date hereof the Company is issuing to the Initial Holders shares of Company Common Stock in an amount calculated in accordance with clause 3.2.1 of the Purchase Agreement (such shares of Company Common Stock, the “Shares”) in the aggregate; and

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereby agree as follows:

ARTICLE I.

DEFINITIONS

As used herein, the following terms shall have the following respective meanings:

“Adoption Agreement” means an Adoption Agreement in the form attached hereto as Exhibit A.

“Affiliate” means (a) as to any Person, other than an individual, any other Person who directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person and (b) as to any individual, (i) any Relative of such individual, (ii) any trust whose primary beneficiaries are one or more of such individual and such individual’s Relatives, (iii) the legal representative or guardian of such individual or any of such individual’s Relatives if one has been appointed and (iv) any Person controlled by one or more of such individual or any Person referred to in clauses (i), (ii) or (iii) above. As used in this definition, the term “control,” including the correlative terms “controlling,” “controlled by” and “under common control with,” means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person. For purposes of this Agreement, (x) the Company, on the one hand, and the Holders, on the other hand, shall not be considered Affiliates and (y) no Holder shall be considered an Affiliate of any other Holder by reason of holding any shares of Company Common Stock.

“Agreement” has the meaning set forth in the introductory paragraph.

“Board” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, Sunday, any federal holiday or any other day on which banking institutions in the State of Ohio or the State of New York are authorized or required to be closed by law or governmental action.

“Commission” means the Securities and Exchange Commission or any successor governmental agency.

“Company” has the meaning set forth in the introductory paragraph.

“Company Common Stock” means the Class A common stock of the Company, par value $0.0001 per share.

“Company Securities” has the meaning set forth in Section 2.4(c)(i).

“Demand Notice Response Period” has the meaning set forth in Section 2.2(b).

“Effectiveness Period” has the meaning set forth in Section 2.1(c).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Holder” means any record holder of Registrable Securities.

“Holder Designee” means Damian McCauley.

“Indemnified Party” has the meaning set forth in Section 3.3.

“Indemnifying Party” has the meaning set forth in Section 3.3.

“Losses” has the meaning set forth in Section 3.1.

“Majority Holders” means, at any time, the Holder or Holders of more than 50% of the Registrable Securities at such time.

“Managing Underwriter” means, with respect to any Underwritten Offering, the lead book-running manager(s) of such Underwritten Offering.

“Minimum Number of Registrable Securities” means the number of Registrable Securities for which a total offering price would reasonably be expected to exceed, in the aggregate, $10 million.

“Opt-Out Notice” has the meaning set forth in Section 2.11.

“Other Securities” has the meaning set forth in Section 2.4(c)(i).

“Permitted Transferee” means (a) with respect to any Initial Holder, a Transferee that is any direct or indirect partner, shareholder or member of such Initial Holder; or any trust, family partnership or family limited liability company, the sole beneficiaries, partners or members of which are such Initial Holder or Relatives of such Initial Holder; (b) a Transferee that is an Affiliate of a Holder; and (c) any other Person to whom a Holder is permitted, subject to Section 2.8, to transfer Registrable Securities; provided that, in each case, subject to Section 5.2, such Transferee has delivered to the Company a duly executed Adoption Agreement.

“Person” means any individual, corporation, partnership, limited liability company, firm, association, trust, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

“Piggybacking Holder” has the meaning set forth in Section 2.4(a).

“Piggyback Notice” has the meaning set forth in Section 2.4(a).

“Piggyback Notice Response Period” has the meaning set forth in Section 2.4(a).

“Piggyback Underwritten Offering” has the meaning set forth in Section 2.4(a).

“Purchase Agreement” has the meaning set forth in the recitals.

“Registrable Securities” means, as of any date of determination, (a) the Shares and (b) any securities issued or issuable (whether upon the conversion or exercise of any other security or otherwise) with respect to, or in exchange for or in substitution for, the Shares (whether by way of a stock dividend, split, reverse split, combination, distribution or in connection with any reorganization or other reclassification or recapitalization, merger, consolidation or otherwise); provided, however, that a Registrable Security shall cease to be a Registrable Security when (i) a Registration Statement covering such Registrable Security has become effective under the Securities Act and such Registrable Security has been disposed of pursuant to such Registration Statement, (ii) such Registrable Security is disposed of in compliance with Rule 144 under the Securities Act or any other exemption from the registration requirements of the Securities Act as a result of which the legend on any certificate or book-entry notation representing such Registrable Security restricting transfer of such Registrable Security has been removed, or (iii) such Registrable Security has been sold or disposed of in a transaction in which the Transferor’s rights under this Agreement are not assigned to the Transferee pursuant to Section 5.2; and provided, further, that any security that has ceased to be a Registrable Security shall not thereafter become a Registrable Security and any security that is issued or distributed in respect of securities that have ceased to be Registrable Securities shall not be a Registrable Security.

“Registration Expenses” means all expenses incurred in connection with the registration and disposition of Registrable Securities, including, without limitation, all registration and filing fees, printing expenses, road show expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including, without limitation, reasonable counsel fees and disbursements) in connection with complying with state securities or “blue sky” laws, fees of the Financial Industry Regulatory Authority, Inc., fees of any national securities exchange on which the Shares are then listed, and fees of transfer agents and registrars, but excluding any Selling Expenses.

“Registration Statement” means any registration statement of the Company filed or to be filed with the Commission under the Securities Act, including the related prospectus, amendments and supplements to such registration statement, and including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Relative” means, with respect to any natural person: (a) such natural person’s spouse, (b) any lineal descendant, parent, grandparent, great grandparent or sibling or any lineal descendant of such sibling (in each case whether by blood or legal adoption), and (c) the spouse of a natural person described in clause (b) of this definition.

“Requesting Holder” means any Holder or group of Holders that makes a Shelf Underwritten Offering Request. From the Completion Date (as defined under the Purchase Agreement) until the earlier of (i) December 31, 2023 and (ii) such time that this Agreement terminates with respect to the Holder Designee, the Holder Designee shall be the only Person that can be a Requesting Holder.

“Requesting Holder and Shelf Piggybacking Holders Securities” has the meaning set forth in Section 2.2(c)(i).

“Section 2.2 Maximum Number of Shares” has the meaning set forth in Section 2.2(c).

“Section 2.4 Maximum Number of Shares” has the meaning set forth in Section 2.4(c).

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. References to any rule under the Securities Act shall be deemed to refer to any similar or successor rule or regulation.

“Sellers” means the Persons listed in Schedule 2 to the Purchase Agreement.

“Selling Expenses” means all (a) underwriting fees, discounts and selling commissions allocable to the sale of Registrable Securities, (b) transfer taxes allocable to the sale of the Registrable Securities, if any, and (c) related fees and expenses of counsel engaged by any Holders (subject to Article III).

“Selling Holder” means a Holder selling Registrable Securities pursuant to a Registration Statement.

“Shares” has the meaning set forth in the recitals.

“Shelf Piggybacking Holder” has the meaning set forth in Section 2.2(b).

“Shelf Registration Statement” has the meaning set forth in Section 2.1(a).

“Shelf Underwritten Offering” has the meaning set forth in Section 2.2(a).

“Shelf Underwritten Offering Request” has the meaning set forth in Section 2.2(a).

“Suspension Period” has the meaning set forth in Section 2.3.

“Transfer” means any offer, sale, pledge, encumbrance, hypothecation, entry into any contract to sell, grant of an option to purchase, short sale, assignment, transfer, exchange, gift, bequest or other disposition, direct or indirect, in whole or in part, by operation of law or otherwise. “Transfer,” when used as a verb, and “Transferee” and “Transferor” have correlative meanings.

“Underwritten Offering” means an offering (including an offering pursuant to a Shelf Registration Statement) in which shares of Company Common Stock are sold to an underwriter on a firm commitment basis for reoffering to the public.

“Underwritten Offering Filing” means (a) with respect to a Shelf Underwritten Offering, a preliminary prospectus supplement (or prospectus supplement if no preliminary prospectus supplement is used) to the Shelf Registration Statement relating to such Shelf Underwritten Offering, and (b) with respect to a Piggyback Underwritten Offering, (i) a preliminary prospectus supplement (or prospectus supplement if no preliminary prospectus supplement is used) to an effective shelf Registration Statement (other than the Shelf Registration Statement) in which Registrable Securities could be included and Holders could be named as selling security holders without the filing of a post-effective amendment thereto (other than a post-effective amendment that becomes effective upon filing) or (ii) a Registration Statement (other than the Shelf Registration Statement), in each case relating to such Piggyback Underwritten Offering.

“WKSI” means a well-known seasoned issuer (as defined in Rule 405 under the Securities Act).

ARTICLE II.

REGISTRATION RIGHTS

Section 2.1 Shelf Registration.

(a) The Company shall, as soon as practicable after the date hereof, but in any event within 15 Business Days after the date hereof, file a Registration Statement, or amend an existing shelf registration previously filed by the Company (provided that such amendment becomes effective upon filing with the Commission) (the “Shelf Registration Statement”), under the Securities Act to permit, subject to Sections 2.6(b) and 2.8 hereof, the public resale of all the Registrable Securities by the Holders from time to time as permitted by Rule 415 under the Securities Act (or any successor or similar rule adopted by the Commission then in effect) and shall use commercially reasonable efforts to cause such Registration Statement to become or be declared effective as soon as practicable after the filing thereof, including by filing an automatic shelf registration statement that becomes effective upon filing with the Commission in accordance with Rule 462(e) under the Securities Act to the extent the Company is then a WKSI. Following the effective date of the Shelf Registration Statement, the Company shall promptly notify the Holders of the effectiveness of such Registration Statement.

(b) The Shelf Registration Statement shall be on Form S-3 or, if Form S-3 is not then available to the Company, on Form S-1 or such other form of registration statement as is then available to effect a registration for resale of such Registrable Securities and shall contain a prospectus in such form as to permit, subject to Sections 2.6(b) and 2.8 hereof, any Holder to sell such Registrable Securities pursuant to Rule 415 under the Securities Act (or any successor or similar rule adopted by the Commission then in effect) at any time beginning on the effective date for such Registration Statement. The Shelf Registration Statement shall provide for the resale pursuant to any method or combination of methods legally available to the Holders and requested by the Majority Holders.

(c) The Company shall use commercially reasonable efforts to cause the Shelf Registration Statement to remain effective, and to be supplemented and amended to the extent necessary to ensure that the Shelf Registration Statement is available or, if not available, that another Registration Statement is available, for the resale of all the Registrable Securities by the Holders until all of the Registrable Securities have ceased to be Registrable Securities or the earlier termination of this Agreement (as to all Holders) pursuant to Section 6.1 (the “Effectiveness Period”).

(d) When effective, (i) the Shelf Registration Statement (including, for the avoidance of doubt, all exhibits and all material incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) in the case of any prospectus contained in the Shelf Registration Statement, such prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which such statements are made, not misleading.

Section 2.2 Underwritten Shelf Offering Requests.

(a) Subject to Sections 2.3 and 2.8, at any time and from time to time when an effective Shelf Registration Statement is on file with the Commission, in the event that any Holder or group of Holders elects to dispose of Registrable Securities under a Registration Statement pursuant to an Underwritten Offering and reasonably expects gross proceeds of at least $100 million from such Underwritten Offering (including proceeds attributable to any Registrable Securities included in such Underwritten Offering by any Shelf Piggybacking Holders), the Company shall, at the request (a “Shelf Underwritten Offering Request”) of the Requesting Holder, enter into an underwriting agreement in a form as is customary in Underwritten Offerings of securities by the Company with the underwriter or underwriters selected pursuant to Section 2.2(d) and shall take all such other reasonable actions as are requested by the Managing Underwriter of such Underwritten Offering and/or the Requesting Holders in order to expedite or facilitate the disposition of such Registrable Securities and, subject to Section 2.2(c), the Registrable Securities requested to be included by any Shelf Piggybacking Holder (a “Shelf Underwritten Offering”); provided, however, that the Company shall have no obligation to facilitate or participate in more than two Shelf Underwritten Offerings during any 12-month period.

(b) If the Company receives a Shelf Underwritten Offering Request, it will give written notice of such proposed Shelf Underwritten Offering to each Holder (other than the Requesting Holder) that, together with such Holder’s Affiliates, holds at least the Minimum Number of Registrable Securities, which notice shall be held in strict confidence by such Holders and shall include the anticipated filing date of the related Underwritten Offering Filing and, if known, the number of shares of Company Common Stock that are proposed to be included in such Shelf Underwritten Offering, and of such Holders’ rights under this Section 2.2(b). Such notice (a “Holder Demand Notice”) shall be given promptly (and in any event at least ten calendar days before the filing of the Underwritten Offering Filing or two Business Days before the filing of the Underwritten Offering Filing in connection with a bought or overnight Underwritten Offering); provided that if the Shelf Underwritten Offering is a bought or overnight Underwritten Offering and the Managing Underwriter advises the Company and the Requesting Holder in writing that the giving of notice pursuant to this Section 2.2(b) would adversely affect the offering, no such notice shall be required (and such Holders shall have no right to include Registrable Securities in such bought or overnight Underwritten Offering); provided further that the Company shall not so notify any such other Holder that has notified the Company (and not revoked such notice) requesting that such Holder not receive notice from the Company of any proposed Shelf Underwritten Offering. Each such Holder shall then have five calendar days (or one Business Day in the case of a bought or overnight Underwritten Offering) after the date on which the Holders received notice pursuant to this Section 2.2(b) (the “Demand Notice Response Period”) to request inclusion of Registrable Securities in the Shelf Underwritten Offering (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Holder and such other information as is reasonably required to effect the inclusion of such Registrable Securities) (any such Holder making such request, a “Shelf Piggybacking Holder”). If no request for inclusion from a Holder is received within the Demand Notice Response Period, such Holder shall have no further right to participate in such Shelf Underwritten Offering.

(c) If the Managing Underwriter of the Shelf Underwritten Offering shall inform the Company and the Requesting Holders in writing, with a copy to be provided upon request to any Shelf Piggybacking Holder, of its good faith belief that the number of Registrable Securities requested to be included in such Shelf Underwritten Offering by the Shelf Piggybacking Holders (and any other shares of Company Common Stock requested to be included by any other Persons having registration rights with respect to such offering), when added to the number of Registrable Securities proposed to be offered by the Requesting Holders, would materially adversely affect such offering, then the Company shall include in the applicable Underwritten Offering Filing, to the extent of the total number of Registrable Securities that the Company is so advised can be sold in such Shelf Underwritten Offering without so materially adversely affecting such offering (the “Section 2.2 Maximum Number of Shares”), Registrable Securities in the following priority:

(i) First, all Registrable Securities that the Requesting Holder and Shelf Piggybacking Holders requested to be included therein (the “Requesting Holder and Shelf Piggybacking Holders Securities”) (pro rata among the Requesting Holders and Shelf Piggybacking Holders based on the number of Registrable Securities each requested to be included); and

(ii) Second, to the extent that the number of Requesting Holder and Shelf Piggybacking Holders Securities is less than the Section 2.2 Maximum Number of Shares, the shares of Company Common Stock requested to be included by any other Persons having registration rights with respect to such offering, pro rata among such other Persons based on the number of shares of Company Common Stock each requested to be included.

(d) The Company shall propose two or more nationally prominent firms of investment bankers to act as the Managing Underwriter or as other underwriters in connection with such Shelf Underwritten Offering from which the holders of more than 50% of the Registrable Securities to be so offered shall select the Managing Underwriter and the other underwriters. The Requesting Holders shall determine the pricing of the Registrable Securities offered pursuant to any Shelf Underwritten Offering and the applicable underwriting discounts and commissions and determine the timing of any such Shelf Underwritten Offering, subject to Section 2.3.

Section 2.3 Delay and Suspension Rights. Notwithstanding any other provision of this Agreement, the Company may, upon giving prompt written notice to the Holders, (a) delay filing or effectiveness of a Shelf Registration Statement (or any amendment thereto) or effecting a Shelf Underwritten Offering or (b) suspend the Holders’ use of any prospectus that is a part of a Shelf Registration Statement upon written notice to each Holder whose Registrable Securities are included in such Shelf Registration Statement (provided that, in no event shall such notice contain any material non-public information regarding the Company) (in which event such Holder shall discontinue sales of Registrable Securities pursuant to such Registration Statement but may settle any then-contracted sales of Registrable Securities), in each case if the Board determines in good faith to be necessary for the reason that (i) such delay or suspension is in the best interest of the Company and its stockholders generally due to a pending financing or other material transaction involving the Company, including a proposed sale of shares of Company Common Stock pursuant to a registration of Company Securities, (ii) such registration or offering would render the Company unable to comply with applicable securities laws or (iii) such registration offering would require disclosure of material information that the Company has a bona fide business purpose for preserving as confidential (any such period, a “Suspension Period”); provided, however, that in no event shall the Company effect Suspension Periods of more than an aggregate of ninety (90) days in any twelve-month period. For the purposes of calculating the number of days of one or more Suspension Periods under this Section 2.3, such number shall include any number of days during the applicable period during which the Holders were obligated to discontinue their disposition of Registrable Securities pursuant to Section 2.6(b) of this Agreement.

Section 2.4 Piggyback Registration Rights.

(a) Subject to Section 2.4(c), at any time and from time to time when an effective Shelf Registration Statement is on file with the Commission, if the Company at any time proposes to file an Underwritten Offering Filing for an Underwritten Offering of shares of Company Common Stock for its own account or for the account of any other Persons who have or have been granted registration rights (a “Piggyback Underwritten Offering”), it will give written notice of such Piggyback Underwritten Offering to each Holder that, together with such Holder’s Affiliates, holds at least the Minimum Number of Registrable Securities, which notice shall be held in strict confidence by such Holders and shall include the anticipated filing date of the Underwritten Offering Filing and, if known, the number of shares of Company Common

Stock that are proposed to be included in such Piggyback Underwritten Offering, and of such Holders’ rights under this Section 2.4(a). Such notice shall be given promptly (and in any event at least ten calendar days before the filing of the Underwritten Offering Filing or two Business Days before the filing of the Underwritten Offering Filing in connection with a bought or overnight Underwritten Offering) (a “Piggyback Notice”); provided, that if the Piggyback Underwritten Offering is a bought or overnight Underwritten Offering and the Managing Underwriter advises the Company in good faith that the giving of notice pursuant to this Section 2.4(a) would adversely affect the offering, no such notice shall be required (and such Holders shall have no right to include Registrable Securities in such bought or overnight Underwritten Offering). Each such Holder shall then have five calendar days (or one Business Day in the case of a bought or overnight Underwritten Offering) after the date on which the Holders received notice (the “Piggyback Notice Response Period”) pursuant to this Section 2.4(a) to request, subject to Section 2.8, inclusion of Registrable Securities in the Piggyback Underwritten Offering (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Holder and such other information as is reasonably required to effect the inclusion of such Registrable Securities) (any such Holder making such request, a “Piggybacking Holder”). If no request for inclusion from a Holder is received within the Piggyback Notice Response Period, such Holder shall have no further right to participate in such Piggyback Underwritten Offering. Subject to Section 2.4(c), the Company shall, and shall cause the Managing Underwriter or underwriters of such Piggyback Underwritten Offering to, use its commercially reasonable efforts to include in the Piggyback Underwritten Offering all Registrable Securities that the Company has been so requested to include by the Piggybacking Holders on the same terms and conditions as any similar securities of the Company included in such offering and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof; provided, however, that if, at any time after giving written notice of a proposed Piggyback Underwritten Offering pursuant to this Section 2.4(a) and prior to the execution of an underwriting agreement with respect thereto, the Company or such other Persons who have or have been granted registration rights, as applicable, shall determine for any reason not to proceed with or to delay such Piggyback Underwritten Offering, the Company shall promptly give written notice of such determination to the Piggybacking Holders (which such Holders will hold in strict confidence) and (i) in the case of a determination not to proceed, shall be relieved of its obligation to include any Registrable Securities in such Piggyback Underwritten Offering (but not from any obligation of the Company to pay the Registration Expenses in connection therewith), and (ii) in the case of a determination to delay, shall be permitted to delay inclusion of any Registrable Securities for the same period as the delay in including the shares of Company Common Stock to be sold for the Company’s account or for the account of such other Persons who have or have been granted registration rights, as applicable.

(b) Each Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any Piggyback Underwritten Offering at any time prior to the public commencement of such Piggyback Underwritten Offering with respect thereto by giving an Opt-Out Notice to the Company requesting that such Holder not receive notice from the Company of any proposed Piggyback Underwritten Offering; provided, however, that such Holder may later revoke any such Opt-Out Notice in writing; provided further, however, that if the Company has provided a Piggyback Notice at the time a Holder revokes its Opt-Out Notice, such revocation shall not extend the Piggyback Notice Response Period. Following receipt of an Opt-Out Notice from a Holder (unless subsequently revoked), the Company shall not, and shall not be required to, deliver any notice to such Holder pursuant to this Section 2.4 and such Holder shall no longer be entitled to participate in any Piggyback Underwritten Offering.

(c) If the Managing Underwriter of the Piggyback Underwritten Offering shall inform the Company of its good faith belief that the number of Registrable Securities requested to be included in such Piggyback Underwritten Offering, when added to the number of shares of Company Common Stock proposed to be offered by the Company or such other Persons who have or have been granted registration rights (and any other shares of Company Common Stock requested to be included by any other Persons having registration rights on parity with the Piggybacking Holders with respect to such offering), would materially adversely affect such offering, then the Company shall include in such Piggyback Underwritten Offering, to the extent of the total number of securities which the Company is so advised can be sold in such offering without so materially adversely affecting such offering (the “Section 2.4 Maximum Number of Shares”), shares of Company Common Stock in the following priority:

(i) First, if the Piggyback Underwritten Offering is for the account of the Company, all shares of Company Common Stock that the Company proposes to include for its own account (the “Company Securities”); and

(ii) Second, if (1) the Piggyback Underwritten Offering is for the account of the Company, to the extent that the number of Company Securities is less than the Section 2.4 Maximum Number of Shares, or (2) the Piggyback Underwritten Offering is for the account of any other Persons who have or have been granted registration rights, in each case, the shares of Company Common Stock requested to be included by the Piggybacking Holders and holders of any other shares of Company Common Stock requested to be included by Persons having rights of registration on parity with the Piggybacking Holders with respect to such offering, pro rata among the Piggybacking Holders and such other holders based on the number of shares of Company Common Stock each requested to be included; provided, however, that if any other shares of Company Common Stock are requested to be included by Persons that have been granted rights of registration under the Amended and Restated Registration Rights Agreement, dated as of February 7, 2020, by and among the Company, the Sponsor Members, the Director Holders, the Vertiv Holder, the GS ESC PIPE Investor, the Cote PIPE Investor, the Other Cote Holders (each as defined therein), then such other shares will have priority over the shares of Company Common Stock requested to be included by the Piggybacking Holders and holders of any other shares of Company Common Stock requested to be included by Persons having rights of registration on parity with the Piggybacking Holders with respect to such offering.

(d) The Company or such other Persons who have or have been granted registration rights, as applicable, shall select the underwriters in any Piggyback Underwritten Offering (in the case of such other Persons who have been granted registration rights under this Agreement, in the manner set forth elsewhere in this Agreement) and shall determine the pricing of the shares of Company Common Stock offered pursuant to any Piggyback Underwritten Offering, the applicable underwriting discounts and commissions and the timing of any such Piggyback Underwritten Offering.

Section 2.5 Participation in Underwritten Offerings.

(a) In connection with any Underwritten Offering contemplated by Sections 2.2 or 2.4, the underwriting agreement into which each Selling Holder and the Company shall enter into shall contain such representations, covenants, indemnities (subject to Article III) and other rights and obligations as are customary in Underwritten Offerings of securities by the Company; provided that the Company shall not be required to make any representations or warranties with respect to written information specifically provided by a Selling Holder for inclusion in the applicable Registration Statement. No Selling Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Selling Holder’s authority to enter into such underwriting agreement and to sell, and its ownership of and title to, the securities being registered on its behalf, its intended method of distribution, that such Selling Holder’s decision to sell such securities is not influenced by the possession of any material non-public information with respect to the Company and any other representation required by law or reasonably requested by the underwriters.

(b) Any participation by Holders in a Piggyback Underwritten Offering shall be in accordance with the plan of distribution of the Company.

(c) In connection with any Piggyback Underwritten Offering in which any Holder includes Registrable Securities pursuant to Section 2.4, such Holder agrees to (i) supply any information reasonably requested in writing by the Company in connection with the preparation of a Registration Statement and/or any other documents relating to such registered offering and (ii) execute and deliver any customary agreements and instruments being executed by all holders on substantially the same terms reasonably requested in writing by the Company or the Managing Underwriter, as applicable, to effectuate such registered offering, including, without limitation, underwriting agreements (subject to Section 2.5(a)), custody agreements, “lock-up” or “hold back” agreements pursuant to which such Holder agrees not to sell or purchase any securities of the Company for up to 90 days or, if shorter, for the same period of time following the registered offering as is agreed to by the Company and the other participating holders (provided that nothing herein shall prevent any Holder from making a transfer to a Permitted Transferee thereof), powers of attorney and questionnaires.

(d) If the Company or Managing Underwriter, as applicable, requests that the Holders take any of the actions referred to in Section 2.5(c), the Holders shall take such action promptly but in any event within five (5) Business Days following the date of receipt of such request.

Section 2.6 Registration Procedures.

(a) In connection with its obligations under this Article II, the Company will:

(i) promptly prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply (including, for the avoidance of doubt, as contemplated in Section 2.1(d)) with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement;

(ii) furnish to each Selling Holder such number of conformed copies of such Registration Statement and of each such amendment and supplement thereto (in each case including without limitation all exhibits), such number of copies of the prospectus contained in such Registration Statement (including without limitation each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request;

(iii) if applicable, use commercially reasonable efforts to register or qualify all Registrable Securities and other securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as each Selling Holder thereof shall reasonably request, to keep such registration or qualification in effect for so long as such Registration Statement remains in effect, and to take any other action which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this clause (iii) be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

(iv) in connection with an Underwritten Offering, cause its officers to use their commercially reasonable efforts to support the marketing of the Registrable Securities covered by such offering, including, without limitation, management presentations (including “electronic road shows” in the nature of management presentations) or investor calls to the extent reasonably necessary to support the proposed sale of Registrable Securities pursuant to such offering;

(v) in connection with an Underwritten Offering, use all commercially reasonable efforts to provide to each Selling Holder a copy of any auditor “comfort” letters or customary legal opinions, in each case in form and substance as is customarily provided to underwriters in an underwritten public offering;

(vi) cooperate with the Selling Holder(s), the underwriters or agents (if any), and their respective counsel in connection with any filings required to be made by FINRA;

(vii) promptly notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or incomplete, and at the request of any such seller promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or incomplete;

(viii) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, and shall furnish to each such Selling Holder at least one (1) Business Day prior to the filing thereof a copy of any amendment or supplement to such Registration Statement or prospectus;

(ix) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement;

(x) advise each Selling Holder of such Registrable Securities, promptly after the Company receives notice or obtains knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

(xi) cause all Registrable Securities covered by such Registration Statement to be listed on any securities exchange on which the Company Common Stock is then listed;

(xii) enter into and deliver such customary agreements and instruments and take such other actions as the Selling Holder or Selling Holders shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, in the case of a Shelf Underwritten Offering or Piggyback Underwritten Offering, to agree, and to cause its directors and “executive officers” (as defined under Section 16 of the Exchange Act) to agree, to such “lock-up” arrangements for up to 90 days with the underwriters thereof to the extent reasonably requested by the Managing Underwriters, subject to exceptions for permitted sales by directors and executive officers during such period consistent with underwritten offerings previously conducted by the Company); and

(xiii) without limiting the foregoing, otherwise in good faith cooperate reasonably with, and take such customary actions as may reasonably be requested in writing by a Selling Holder, placement agent or sales agent (if any), and underwriters (if any), as applicable, to effect the registration and offer and sale of the Registrable Securities as required by this Agreement.

(b) Each Holder agrees by acquisition of such Registrable Securities that upon receiving notice pursuant to Section 2.6(a)(vii), such Holder will forthwith discontinue such Holder’s disposition of Registrable Securities pursuant to the Registration Statement until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.6(a)(vii) as filed with the Commission or until it is advised in writing by the Company that the use of such Registration Statement may be resumed (such period during which disposition is discontinued, an “Interruption Period”), and, if so directed by the Company, will use commercially reasonable efforts to deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Holder’s possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. The Company may provide appropriate stop orders to enforce the provisions of this Section 2.6(b). The Company will notify the Holders as soon as practicable after the Company has determined that the use of the applicable prospectus may be resumed. In the event that the Company invokes an Interruption Period hereunder and the need to continue such Interruption Period ceases for any reason, as soon as practicable the Company shall notify (which notice shall be in accordance with Section 6.6) the Holders in writing that such Interruption Period is no longer applicable.

Section 2.7 Cooperation by Holders. The Company shall have no obligation to include Registrable Securities of a Holder in any Registration Statement or Underwritten Offering if such Holder has failed to timely furnish such information that the Company determines, after consultation with its counsel, is reasonably required in order for any registration statement or prospectus supplement, as applicable, to comply with the Securities Act and that the Company has timely requested in writing from such Holder.

Section 2.8 Restrictions on Public Sale by Holders.

(a) Each Holder agrees that until the 12 month anniversary of the date hereof, it will not effect any public or private sale, distribution or other transfer of Registrable Securities other than with respect to its pro rata share of Registrable Securities equal in number to one third of the number of Shares issued to the Sellers on the date of this agreement (or such other amount as the parties mutually agree), pursuant to the terms hereof.

(b) In connection with any Underwritten Offering (except in the case of a bought or overnight Underwritten Offering), if requested by the Managing Underwriter, each Holder that is the beneficial owner of more than 5.0% of the outstanding shares of Company Common Stock at such time, and any other Holder reasonably requested by the Managing Underwriter, will agree not to, and will execute a customary lock-up agreement (in each case on substantially the same terms and conditions, including customary waiver “MFN” provisions, as all requested holders that are each beneficial owners of more than 5.0% of the outstanding shares of Company Common Stock at such time) in favor of the Managing Underwriter to not, sell or dispose of any shares of Company Common Stock (other than those included in such offering pursuant to this Agreement, and understanding that nothing herein shall prevent any Holder from making a transfer to an Affiliate thereof during such period), without the prior written consent of the Company, for a period of up to 90 days (or such shorter time agreed to by the Managing Underwriter) beginning on the date of pricing of such Underwritten Offering, except as expressly permitted by such lock-up agreement or in the event the Managing Underwriter otherwise agrees by written consent.

(c) Notwithstanding Sections 2.8(a) and (b), a Holder may Transfer any or all if its Registrable Securities: (i) to any Permitted Transferee thereof; (ii) in the event of the Company’s liquidation, merger, capital stock exchange, reorganization or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of Company Common Stock for cash, securities or other property, or pursuant to a tender offer or exchange offer for equity securities of the Company made by a Person who is not a Holder; or (iii) by distribution to partners, members or stockholders of such Holder, or to any Person that controls, is controlled by or is under common control with such Holder.

Section 2.9 Expenses. The Company shall be responsible for all Registration Expenses. Each Selling Holder shall pay its pro rata share of all Selling Expenses in connection with any sale of its Registrable Securities hereunder.

Section 2.10 Other Registration Rights. From and after the date hereof, the Company shall not, without the prior written consent of the Majority Holders, enter into any agreement with any current or future holder of any securities of the Company that would allow such current or future holder to require the Company to include securities in any registration statement filed by the Company for such Holders on a basis that is superior in any material respect to the piggyback rights of the Holders hereunder.

Section 2.11 Opt-Out Notices. Any Holder may deliver written notice (an “Opt-Out Notice”) to the Company requesting that such Holder not receive notice from the Company of the proposed filing of any Shelf Underwritten Offering, Piggyback Underwritten Offering, the withdrawal of any Shelf Underwritten Offering or Piggyback Underwritten Offering or any event that would lead to a Suspension Period as contemplated by Section 2.3; provided, however, that such Holder may later revoke any such Opt-Out Notice in writing; provided, further, that if the Company has provided a Holder Demand Notice or a Piggyback Notice at the time a Holder revokes its Opt-Out Notice, such revocation shall not extend the Demand Notice Response Period or the Piggyback Notice Response Period, as applicable. Following receipt of an Opt-Out Notice from a Holder (unless subsequently revoked), the Company shall not deliver any notice to such Holder pursuant to Section 2.2, Section 2.3, Section 2.4, or Section 2.6, as applicable, and such Holder shall no longer be entitled to the rights associated with any such notice and each time prior to a Holder’s intended use of an effective Registration Statement, such Holder will notify the Company in writing at least two Business Days in advance of such intended use, and if a notice of a Suspension Period was previously delivered (or would have been delivered but for the provisions of this Section 2.11) and the Suspension Period remains in effect, the Company will so notify such Holder, within one Business Day of such Holder’s notification to the Company, by delivering to such Holder a copy of such previous notice of such Suspension Period, and thereafter will provide such Holder with the related notice of the conclusion of such Suspension Period immediately upon its availability.

ARTICLE III.

INDEMNIFICATION AND CONTRIBUTION

Section 3.1 Indemnification by the Company. The Company will indemnify and hold harmless each Selling Holder, its current and former officers and directors, managers, employees, agents, Affiliates and each Person (if any) that controls such Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, costs and expenses (including attorneys’ fees and any fees or expenses reasonably incurred in connection with any investigation or proceeding) and other liabilities, joint or several (“Losses”), caused by, arising out of, resulting from or related to (i) any untrue statement or alleged untrue statement of a material fact (a) contained in any Registration Statement relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto, and including, for the avoidance of doubt, all exhibits and all material incorporated therein by reference), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (b) included in any prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided, however, that such indemnity shall not apply to that portion of such Losses caused by, or arising out of, any untrue statement, or alleged untrue statement or any such omission or alleged omission, to the extent such statement or omission (or alleged statement or alleged omission) was made in reliance upon and in conformity with information furnished in writing to the Company by such Holder or its authorized representatives expressly for use therein.

Section 3.2 Indemnification by the Holders. Each Holder (if Registrable Securities held by such Holder are included in the securities as to which registration or qualification or compliance under applicable “blue sky” laws is being effected) agrees to, severally and not jointly with any other Holders, indemnify and hold harmless the Company, its officers and directors and each Person (if any) that controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all Losses caused by, arising out of, resulting from or related to any untrue statement or alleged untrue statement of a material fact (a) contained in any Registration Statement relating to Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (b) included in any prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case of the foregoing clauses (a) and (b) only to the extent such statement or omission (or alleged statement or alleged omission) was made in reliance upon and in conformity with information furnished in writing by such Holder or its authorized representatives expressly for use therein; provided, however, that any indemnity payable by such Holder under this Section 3.2 shall be in proportion to, and in any case limited to an amount equal to, the net proceeds received by such Holder in respect of the sale of the Registrable Securities giving rise to such indemnification obligation.

Section 3.3 Indemnification Procedures. In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to Section 3.1 or 3.2, such Person (the “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing (provided that the failure of the Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Article III, except to the extent the Indemnifying Party is actually prejudiced by such failure to give notice), and the Indemnifying Party shall be entitled to participate in such proceeding and, unless in the reasonable opinion of outside counsel to the Indemnified Party a conflict of interest between the Indemnified Party and Indemnifying Party may exist in respect of such claim, to assume the defense thereof jointly with any other Indemnifying Party similarly notified, to the extent that it chooses, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the Indemnifying Party to such Indemnified Party that it so chooses, the Indemnifying Party shall not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that (a) if the Indemnifying Party fails to assume the defense or employ counsel reasonably satisfactory to the Indemnified Party, (b) if such Indemnified Party who is a defendant in any action or proceeding which is also brought against the Indemnifying Party reasonably shall have concluded that there may be one or more legal defenses available to such Indemnified Party which are not available to the Indemnifying Party or (c) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct then, in any such case, the Indemnified Party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all Indemnified Parties in each jurisdiction, except to the extent any Indemnified Party or Parties reasonably shall have concluded that there may be legal defenses available to such party or parties which are not available to the other Indemnified Parties or to the extent representation of all Indemnified Parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct) and the Indemnifying Party shall be liable for any expenses therefor. No Indemnifying Party shall, without the written consent of the Indemnified Party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the Indemnified Party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any Indemnified Party.

Section 3.4 Survival. The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party, or any officer, director or controlling person of such Indemnified Party, and notwithstanding any provision in this Agreement to the contrary, shall survive any transfer of Registrable Securities.

Section 3.5 Contribution.

(a) If the indemnification provided for in this Article III is unavailable or insufficient to hold harmless an Indemnified Party in respect of any Losses or action in respect of which indemnity is to be provided hereunder, then subject to the limitations contained in this Article III, each Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall to the fullest extent permitted by law contribute to the amount paid or payable by such Indemnified Party as a result of such Losses or action in such proportion as is appropriate to reflect the relative fault of such party in connection with the statements, omissions or (if applicable) actions that resulted in such Losses or action, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party (on the one hand) and the Indemnified Party (on the other hand) shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(b) The Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Article III were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 3.5(a). The amount paid or payable by an Indemnified Party as a result of the Losses or action referred to in Section 3.5(a) shall be deemed to include, subject to the limitations set forth in this Article III, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article III, no Holder shall be liable for indemnification or contribution pursuant to this Article III for any amount in excess of the net proceeds received by such Holder from the sale of the Registrable Securities sold in a transaction that resulted in the Losses or action in respect of which indemnification or contribution is sought pursuant to this Article III, less the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission (including as a result of any indemnification obligation hereunder). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

ARTICLE IV.

RULE 144

Section 4.1 With a view to making available to the Holders the benefits of certain rules and regulations of the Commission that may permit the resale of the Registrable Securities without registration, the Company agrees to use its commercially reasonable efforts to:

(a) make and keep public information regarding the Company available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after the date hereof;

(b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at all times from and after the date hereof; and

(c) so long as a Holder owns any Registrable Securities, furnish to such Holder (i) to the extent accurate, forthwith upon request, a written statement of the Company that it has complied with the reporting requirements of Rule 144 under the Securities Act and of the Exchange Act and (ii) unless otherwise available via the Commission’s EDGAR filing system, forthwith upon request a copy of the most recent annual or quarterly report of the Company, and such other reports and documents filed by the Company, as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration or pursuant to Form S-3, as applicable.

ARTICLE V.

LEGENDS AND TRANSFER OF RIGHTS

Section 5.1 Share Legend.

(a) Each certificate or book-entry notation representing the Shares shall (unless otherwise permitted by the provisions of Section 5.1(b)) bear a legend in substantially the following form:

THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY OTHER SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, ASSIGNED, HYPOTHETICATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF (I) AN EFFECTIVE REGISTRATION OF THE SHARES UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS, OR (II) AN OPINION OF COUNSEL, IN SUCH FORM AND BY SUCH COUNSEL SATISFACTORY TO VERTIV HOLDINGS CO AND ITS COUNSEL, THAT SUCH OFFER, SALE, TRANSFER, ASSIGNMENT, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM REGISTRATION AND THE PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT AND OF ANY APPLICABLE SECURITIES LAWS.

(b) The legend on any shares of Company Common Stock covered by this Agreement shall be removed if (i) such shares of Company Common Stock are sold pursuant to an effective registration statement, (ii) a registration statement covering the resale of such shares of Company Common Stock is effective under the Securities Act and the applicable holder of such share of Company Common Stock delivers to the Company a representation letter agreeing that such shares of Company Common Stock will be sold under such effective registration statement, (iii) if such shares of Company Common Stock may be sold by the holder thereof free of restrictions pursuant to Rule 144(b) under the Securities Act or (iv) such shares of Company Common Stock are being sold, assigned or otherwise transferred pursuant to Rule 144 under the Securities Act; provided, that with respect to clause (iii) or (iv) above, the holder of such shares of Company Common Stock has provided all necessary documentation and evidence (which may include an opinion of counsel) as may reasonably be required by the Company to confirm that the legend may be removed under applicable securities law. The Company shall cooperate with the applicable holder of Company Common Stock covered by this Agreement to effect removal of the legend on such shares pursuant to this Section 5.1(b) as soon as reasonably practicable after delivery of notice from such holder that the conditions to removal are satisfied (together with any documentation required to be delivered by such holder pursuant to the immediately preceding sentence). The Company shall bear all direct costs and expenses associated with the removal of a legend pursuant to this Section 5.1(b); provided, that the applicable holder shall be responsible for all legal fees and expenses of counsel incurred by such holder with respect to delivering the legal opinion to the Company contemplated in the legend.

Section 5.2 Transfer of Rights. The rights to registration and other rights granted to a Holder under this Agreement may be assigned to a Transferee of Registrable Securities if (a) such Transferee is a Permitted Transferee or (b) such Transferee is acquiring at least the Minimum Number of Registrable Securities and such Transferee has delivered to the Company a duly executed Adoption Agreement.

ARTICLE VI.

MISCELLANEOUS

Section 6.1 Termination. This Agreement shall terminate, and the parties shall have no further rights or obligations hereunder, as to any Holder, on such earlier date on which both (i) such Holder, together with such Holder’s Affiliates, owns less than the Minimum Number of Registrable Securities and (ii) all Registrable Securities owned by such Holder and such Holder’s Affiliates may be sold without restriction pursuant to Rule 144 under the Securities Act.

Section 6.2 Severability. If any provision of this Agreement shall be determined to be illegal and unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms.

Section 6.3 Governing Law; Waiver of Jury Trial.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws that would direct the application of the laws of another jurisdiction.

(b) THE PARTIES HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY AGAINST ANOTHER IN ANY MATTER WHATSOEVER ARISING OUT OF OR IN RELATION TO OR IN CONNECTION WITH THIS AGREEMENT. FURTHER, NOTHING HEREIN SHALL DIVEST A COURT OF COMPETENT JURISDICTION OF THE RIGHT AND POWER TO GRANT A TEMPORARY RESTRAINING ORDER, TO GRANT TEMPORARY INJUNCTIVE RELIEF, OR TO COMPEL SPECIFIC PERFORMANCE OF ANY DECISION OF AN ARBITRAL TRIBUNAL MADE PURSUANT TO THIS PROVISION.

Section 6.4 Adjustments Affecting Registrable Securities. The provisions of this Agreement shall apply to any and all shares of capital stock of the Company or any successor or assignee of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution for Registrable Securities, by reason of any stock dividend, split, reverse split, combination, distribution, recapitalization, reclassification, reorganization, merger, consolidation or otherwise in such a manner and with such appropriate adjustments as to reflect the intent and meaning of the provisions hereof and so that the rights, privileges, duties and obligations hereunder shall continue with respect to the capital stock of the Company as so changed.

Section 6.5 Binding Effects; Benefits of Agreement. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and each Holder and its successors and assigns. Except as provided in Section 5.2, neither this Agreement nor any of the rights, benefits or obligations hereunder may be assigned or transferred, by operation of law or otherwise, by any Holder without the prior written consent of the Company.

Section 6.6 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and shall be deemed to have been given if (a) personally delivered, (b) sent by nationally recognized overnight courier, (c) sent by registered or certified mail, postage prepaid, return receipt requested, or (d) sent by email. Such notices and other communications must be sent to the following addresses or email addresses:

(a)	If to the Company, to:

Vertiv Holdings Co

1050 Dearborn Dr.

Columbus, Ohio 43085

Attention: Stephanie L. Gill

Email: stephanie.gill@vertiv.com

with copies (which shall not constitute notice) to:

Latham & Watkins LLP

811 Main Street, Suite 3700

Houston, Texas 77002 A

ttention: David J. Miller; Nick S. Dhesi

Email: david.miller@lw.com; ramnik.dhesi@lw.com

(b) If to an Initial Holder, to the address or email address of such Initial Holder as they appear opposite such Initial Holder’s name on Schedule A attached hereto or such other address or email address as may be designated in writing by such Holder; and

(c) If to any other Holders, to their respective addresses or email addresses set forth on the applicable Adoption Agreement;

or to such other address or email address as the party to whom notice is to be given may have furnished to such other party in writing in accordance herewith. Any such communication shall be deemed to have been received (a) when delivered, if personally delivered, (b) the next Business Day after delivery, if sent by nationally recognized, overnight courier, (c) on the third Business Day following the date on which the piece of mail containing such communication is posted, if sent by first-class mail or (d) on the date sent, if sent by email during normal business hours of the recipient or on the next Business Day, if sent by email after normal business hours of the recipient.

Section 6.7 Modification; Waiver. This Agreement may be amended, modified or supplemented only by a written instrument duly executed by the Company and the Majority Holders, provided, however, that this Agreement may not be amended, modified or supplemented in a manner that is disproportionately adverse to the rights of a Holder under this Agreement as compared to the other Holders without the prior written consent of such Holder. No course of dealing between the Company and the Holders (or any of them) or any delay in exercising any rights hereunder will operate as a waiver of any rights of any party to this Agreement. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

Section 6.8 Entire Agreement. Except as otherwise expressly provided herein, this Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties in connection therewith.

Section 6.9 Counterparts. This Agreement may be executed in any number of counterparts and may be executed and transmitted electronically, and each such counterpart shall be deemed to be an original instrument, but all such counterparts taken together shall constitute but one agreement.

[signature page follows]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed by its undersigned duly authorized representative as of the date first written above.

VERTIV HOLDINGS CO

By:	/s/ David J. Fallon
Name:	David J. Fallon
Title:	Chief Financial Officer

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

POWERBAR LIMITED

By:	/s/ Charis Vryonidou
Name:	Charis Vryonidou
Title:	Authorized Representative

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

PHILIP O’DOHERTY

By:	/s/ Philip O’Doherty
Name:	Philip O’Doherty

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

DAMIAN MCCAULEY

By:	/s/ Damian McCauley
Name:	Damian McCauley

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

CATHAL MCLAUGHLIN

By:	/s/ Cathal McLaughlin
Name:	Cathal McLaughlin

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

ADRIAN SHERIDAN

By:	/s/ Adrian Sheridan
Name:	Adrian Sheridan

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

NICOLAS SEWARD

By:	/s/ Nicolas Seward
Name:	Nicolas Seward

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

PAUL CONNOLLY

By:	/s/ Paul Connolly
Name:	Paul Connolly

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

EXHIBIT A

ADOPTION AGREEMENT

This Adoption Agreement (“Adoption Agreement”) is executed by the undersigned transferee (“Transferee”) pursuant to the terms of the Registration Rights Agreement, dated as of [_____], 2021, among Vertiv Holdings Co, a Delaware corporation (the “Company”), and the Holders party thereto (as amended from time to time, the “Registration Rights Agreement”). Terms used and not otherwise defined in this Adoption Agreement have the meanings set forth in the Registration Rights Agreement.

By the execution of this Adoption Agreement, the Transferee agrees as follows:

1.	Acknowledgement. Transferee acknowledges that Transferee is acquiring certain shares of Company Common Stock subject to the terms and conditions of the Registration Rights Agreement.

2.

Agreement. Transferee (a) agrees that the shares of Company Common Stock acquired by Transferee shall be bound by and subject to the terms of the Registration Rights Agreement, pursuant to the terms thereof, and (b) hereby adopts the Registration Rights Agreement with the same force and effect as if he, she or it were originally a party thereto.

3.	Notice. Any notice required as permitted by the Registration Rights Agreement shall be given to Transferee at the address, number, or email listed below Transferee’s signature.

4.

[Joinder. The spouse of the undersigned Transferee, if applicable, executes this Adoption Agreement to acknowledge its fairness and that it is in such spouse’s best interest, and to bind such spouse’s community interest, if any, in the shares of Company Common Stock and other securities referred to above and in the Registration Rights Agreement, to the terms of the Registration Rights Agreement.][1]

Signature:

Address:
Contact Person:
Telephone Number:
Email:

[1]	Note to Draft: To be included when applicable.